CUSIP NO. 61744R103                                    PAGE 8 OF 8 PAGES




                                EXHIBIT 2

Transactions Effected During the Past Sixty Days (except for transactions already reported)


             Settle
Trade Date    Date      Buy/Sell  Quantity     Price   Currency
- ----------   -------    --------  --------     ------  --------
 6/13/95     6/16/95      Sell       5,000     12.1375    USD
 6/16/95     6/21/95      Sell       5,000     12.6250    USD
 6/16/95     6/21/95      Sell       5,000     12.6250    USD
 6/19/95     6/22/95      Sell       6,000     12.6042    USD
 6/26/95     6/29/95      Sell      30,000     12.6054    USD